EXHIBIT 99.1

The Brink’s Company 1801 Bayberry Court P.O. Box 18100 Richmond, VA 23226-8100 USA Tel. 804.289.9600 Fax 804.289.9770

Contact: Investor Relations 804.289.9709	FOR IMMEDIATE RELEASE

Schievelbein Named Chairman, President and CEO of Brink’s

RICHMOND, Va., June 18, 2012 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, today announced that its board of directors has elected Thomas C. Schievelbein as chairman of the board, president and chief executive officer, effective immediately.  Schievelbein had served as interim president and chief executive officer of Brink’s since December 2011.
“We are pleased to announce that, after an extensive search, we have chosen Tom to lead Brink’s on a permanent basis,” said Murray D. Martin, who will continue as the board’s lead independent director.  “Under his leadership as interim CEO, Brink’s launched a thorough review of its entire business portfolio while accelerating productivity efforts, and a plan to reduce 2012 operating costs in North America is well under way.  As a member of the Brink’s board since 2009, Tom understands our business and our markets, yet brings a fresh set of eyes to our future.  His combination of vision, operating experience and leadership skills makes us highly confident in his ability to create significant value for our shareholders, customers and employees.”
Schievelbein said:  “I’m honored and excited to have this opportunity to lead Brink’s at such an important time in its history.  My experience as interim CEO has reinforced what I believed when I joined the board three years ago-- Brink’s is the best operator in the industry, with an iconic brand and an unmatched global infrastructure.  We must leverage these strengths to maximize profits in mature markets, pursue growth in Latin America and other emerging markets, and grow high-value services.  Our job is to accelerate the execution of this strategy.  To that end, we’re reviewing our entire business portfolio to ensure alignment with our strategy and financial goals.  We are taking a fresh look at capital allocation and necessary returns, and we’re pursuing new opportunities to enhance productivity and reduce costs.  Our objective is to build meaningful value for our shareholders, and we will continue to take the steps necessary to do so.”

About Tom Schievelbein
Tom Schievelbein, 58, was appointed interim president and chief executive officer of Brink’s in December 2011, after serving as interim executive chairman of the company from November 2011 to December 2011.  Schievelbein has served on the Brink’s board since 2009.  He is the retired president of Northrop Grumman Newport News, a subsidiary of the Northrop Grumman Corporation, and has been a business consultant since November 2004.
Schievelbein served as president of Northrop Grumman Newport News from November 2001 until his retirement in November 2004.  From October 1995 to October 2001, he served as executive vice president and chief operating officer of Newport News Shipbuilding, Inc.  He currently serves as a director of Huntington Ingalls Industries, Inc., McDermott International, Inc., and New York Life Insurance Company.

About The Brink’s Company

The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements

This release contains forward-looking information about the new company’s newly appointed Chairman, President and CEO and the future performance of the company. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes," "may," "should" and similar expressions may identify forward-looking information. The forward-looking information in this release is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated. A discussion of factors that could affect future results is contained in the company’s periodic filings with the Securities and Exchange Commission. All forward-looking information should be evaluated in the context of these risks, uncertainties and contingencies. The information included in this release is representative only as of the date of this release, and the company undertakes no obligation to update any information contained in this release.

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